                                              EXHIBIT 11.1
                                     ESPEY MFG. & ELECTRONICS CORP.
                                  Computation of per Share Earnings as
                                    Disclosed in Item 14 of Form 10-K

                                     Five years ended June 30, 2001




                                    2001           2000           1999           1998            1997
                                ----------        -------        -------       --------         -------
Computation of earnings
    per share:

        BASIC
        Weighted average
        number of primary
        shares outstanding       1,031,403      1,045,520      1,100,065      1,111,220       1,112,074
                                ==========      =========      =========      =========       =========

Net income (loss) ........      $1,033,069        782,942        730,601       (739,602)        563,128
                                ==========      =========      =========      =========       =========

Per share-basic ..........      $     1.00            .75            .66           (.67)            .51
                                ==========      =========      =========      =========       =========

        DILUTED
        Weighted average
        number of primary
        shares outstanding       1,033,989      1,045,235      1,100,065      1,111,220       1,112,074
                                ==========      =========      =========      =========       =========

        Net effect of
        dilutive stock
        options based on
        treasury stock
        method ...........           2,585            285             --             --              --
                                ==========      =========      =========      =========       =========

Net income (loss) ........      $1,033,069        782,942        730,601       (739,602)        563,128
                                ==========      =========      =========      =========       =========

Per share-diluted ........      $     1.00            .75            .66           (.67)            .51
                                ==========      =========      =========      =========       =========


